                              SCHEDULE 14C INFORMATION STATEMENT

                       INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                            OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant       [  ]

Filed by a Party other than the Registrant    [  ]

Check the appropriate box:


[  ]  Preliminary Information Statement     [  ]    Confidential, for use of the
                                                    Commission Only (as
[  ]  Definitive Information Statement              permitted by rule 14c-5(d)
                                                    (2))

                           Spectrum Laboratories, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) filing Information Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[x] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

        (1) Title of each class of securities to which transactions applies:

        ------------------------------------------------------------------------


        (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------


        (3) Per Unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------


        (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

        (5) Total fee paid:

        ------------------------------------------------------------------------


[  ]    Fee paid previously with preliminary materials.

[  ]    Check box if any part of the fee is offset as provided by Exchange Act
        Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)    Amount Previously Paid:

        ------------------------------------------------------------------------


        (2)    Form, Schedule of Registration Statement No.:

        ------------------------------------------------------------------------


        (3)    Filing Party:

        ------------------------------------------------------------------------


        (4)    Date Filed:

        ------------------------------------------------------------------------




                                      (ii)

                           SPECTRUM LABORATORIES, INC.
                              23022 LA CADENA DRIVE
                             LAGUNA HILLS, CA 92653


         CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY - PRELIMINARY COPY

                           SPECTRUM LABORATORIES, INC.

                              INFORMATION STATEMENT


        This information Statement, which is being mailed to shareholders on or about August 12, 1998, is furnished in accordance with the requirements of Regulation 14C promulgated under the Securities Exchange Act of 1934, as amended, by the management of Spectrum Laboratories, Inc., a California corporation (the "Company" or "Spectrum").

        WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

        On July 10, 1998, the Company took the following actions:

        1.     Agreed to a 1 for 10 reverse stock split;

        2. Agreed to amend its certificate of incorporation so as to have 25,000,000 authorized shares;

        3. Agreed to authorize a class of 2,000,000 shares of "Blank Check" preferred stock; and

        4.     Agreed to reincorporate in Delaware.

        EACH OF THE FOUR ACTIONS WERE CONSENTED TO ON JULY 10, 1998 BY SHAREHOLDERS WHO OWN 11,939,245 SHARES CONSTITUTING 92.9% OF THE ISSUED AND OUTSTANDING SHARES OF COMMON STOCK OF THE COMPANY. ACCORDINGLY, PURSUANT TO
SECTION 601 OF THE CALIFORNIA CORPORATE CODE, THE PROPOSALS WERE DULY ADOPTED.

ACTION NO. 1          APPROVAL OF A ONE-FOR-TEN REVERSE SPLIT OF
                      THE OUTSTANDING SHARES OF COMMON STOCK

        On July 10, 1998, the Board of Directors unanimously adopted a resolution to authorize a one-for-ten reverse stock split of the Company's outstanding shares of Common Stock (the "Reverse Stock Split").

        The Reverse Stock Split shall be effected by an amendment of the Company's Articles of Incorporation.

PURPOSES OF THE PROPOSED REVERSE STOCK SPLIT

        The Company believes that the proposed Reverse Stock Split may have several positive effects on the Company and on the market for its Common Stock and other securities.

        REDUCTION IN THE NUMBER OF OUTSTANDING SHARES. The principal purpose of the Reverse Stock Split is to reduce the number of shares of the Company's Common Stock outstanding. The Company believes that the total number of shares currently outstanding is disproportionately large relative to the Company's present market capitalization. The Company believes that a decrease in the number of authorized and outstanding shares of the Company's Common Stock, without any material alteration of the proportionate economic interest in the Company held by individual shareholders, may increase the trading price of the outstanding shares to a price more appropriate for a NASDAQ quoted security, although no assurance can be given that the market price of the Company's Common Stock will rise in proportion to the reduction in the number of outstanding shares resulting from the Reverse Stock Split.

        POTENTIAL EFFECT ON THE PRICE OF THE COMPANY'S COMMON STOCK. The Company believes that the current per share price of the Company's Common Stock may limit the effective marketability of the Company's Common Stock because of the reluctance of many brokerage firms and institutional investors to recommend lower-priced stocks to their clients or to hold them in their own portfolios. Certain policies and practices of the securities industry may tend to discourage individual brokers within those firms from time-consuming procedures that make the handling of lower-priced stocks economically unattractive. The brokerage commission on a sale of lower-priced stock may also represent a higher percentage of the sale price than the brokerage commission on a higher-priced issue. Any reduction in brokerage commissions resulting from the Reverse Stock Split may be offset, however, in whole or in part, by increased brokerage commissions required to be paid by shareholders selling "odd lots" created by the Reverse Stock Split.

        The Company believes that the decrease in the number of shares of Common Stock outstanding as a consequence of the proposed Reverse Stock Split and the resulting anticipated increased price level may encourage greater interest in the Company's Common Stock by the financial community and the investing public, and that such increased interest could promote greater liquidity for the holders of the Company's Common Stock. It is possible, however, that liquidity could be affected adversely by the reduced number of shares outstanding after the Reverse Stock Split. Although any increase in the market price of the Company's Common Stock resulting from the Reverse Stock Split may be proportionately less than the decrease in the number of shares outstanding, the proposed Reverse Stock Split could result in a market price for the share that would be high enough to overcome the reluctance, policies and practices of brokerage houses and investors referred to above and to diminish the adverse impact of correspondingly high trading commissions on the market for the shares.

        There can be no assurances, however, that the foregoing effects will occur or that the market price of the Company's Common Stock immediately after implementation of the proposed Reverse Stock Split will be maintained for any period of time, or that such market price will approximate ten times the market price before the proposed Reverse Stock Split.

EFFECT OF THE REVERSE STOCK SPLIT

        An amendment to the Company's Articles of Incorporation shall be filed with the Secretary of State of the State of California on a date (the "reverse Split Date") selected by the Board. The Reverse Stock Split would become effective on the date of such filing. Without any further action on the part of the Company or the holders of the Company's Common Stock, the shares of Company's Common Stock held by shareholders of record as of the Reverse Split Date will be converted into the right to receive an amount of whole shares of new (post-Reverse Split) Common Stock equal to the number of their shares divided by ten, and the number of currently authorized shares of Common Stock would be reduced from 12,834,394 to 1,283,440. No fractional shares would be issued. After giving effect to the split, all shares shall be rounded up to the next whole number.

        The Reverse Stock Split will not affect any continuing shareholder's percentage ownership interest in the Company or proportional voting power, except for minor differences resulting from rounding. The shares of Company's Common Stock which would be issued upon approval of the Reverse Stock Split would be fully paid and nonassessable. The voting rights and other privileges of the continuing holders of Company's Common Stock would not be affected substantially by adoption of the Reverse Stock Split or subsequent implementation thereof.

        The Company's Common Stock is quoted on the NASDAQ Bulletin Board. The number of holders of the Company's Common Stock on the Record Date was approximately 900.

        As of the Record Date, the number of issued and outstanding shares of Company's Common Stock was 12,834,394. As a result of the Reverse Stock Split, the aggregate number of shares of Company Common Stock that would be issued and outstanding would be 1,283,440 and 1,196,560 shares would be authorized and unissued (after the reservation of an additional 20,000 shares of Company's Common Stock for issuance upon exercise of certain outstanding stock purchase warrants).




      Number of Shares of Company             Immediately Prior to           After Reverse Stock
             Common Stock                      Reverse Stock Split                  Split
---------------------------------------     -------------------------     -------------------------
Authorized                                                 25,000,000                     2,500,000

Outstanding                                                12,834,394                     1,283,440

Reserved for issuance upon exercise
of currently outstanding Options                              200,000                        20,000

Available for future issuance by                           11,965,606                     1,966,560
action of the Board after giving effect
to the reservations above

EXCHANGE OF STOCK CERTIFICATES

        When the Reverse Stock Split is consummated, as soon as practicable after the Reverse Split Date and after giving effect to the Reincorporation, the Company will send a letter of transmittal to each shareholder of record on the Reverse Split Date for use in transmitting certificates representing shares of Company's Common Stock ("Old Certificates") to the Exchange Agent. The letter of transmittal will contain instructions for the surrender of Old Certificates to the Exchange Agent in exchange for certificates representing the appropriate number of whole shares of the Company's Common Stock. No new certificates will be issued to a shareholder until such shareholder has surrendered all Old Certificates together with a properly completed and executed letter of transmittal to the Exchange Agent.

        Upon proper completion and execution of the letter of transmittal and return thereof to the Exchange Agent, together with all Old Certificates, shareholders will receive a new certificate or certificates representing the number of whole shares of new Company's Common Stock into which their shares of Company's Common Stock represented by the Old Certificates have been converted as a result of the Reverse Stock Split. Until surrendered, outstanding Old Certificates held by share holders will be deemed for all purposes to represent the number of whole shares of Company's Common Stock to which such shareholders are entitled as a result of the Reverse Stock Split. Shareholders should not send their Old Certificates to the Exchange Agent until they have received the letter of transmittal. Shares not presented for surrender as soon as practicable after the letter of transmittal is sent shall be exchanged at the first time they are presented for transfer.

        Shareholders will receive shares of Common Stock in the Delaware corporation having the exact same capitalization as the California corporation (see Reincorporation in Delaware Supra).

        No service charges will be payable by holders of shares of Company's Common Stock in connection with the exchange of certificates, all expenses of which will be borne by the Company.

FEDERAL INCOME TAX CONSEQUENCES

        The following is a summary of the material anticipated Federal income tax consequences of the Reverse Stock Split to shareholders of the Company. This summary is based on the Federal income tax laws now in effect and as currently interpreted. It does not take into account possible changes in such laws or interpretations, including amendments to applicable statutes, regulations and proposed regulations or changed in judicial or administrative rulings, some of which may have retroactive effect. This summary is provided for general information only and does not purport to address all aspects of the possible Federal income tax consequences of the Reverse Stock Split and is not intended as tax advice to any person. In particular, and without limiting the foregoing, this summary does not consider the Federal income tax consequences to shareholders of the Company in light of their individual investment circumstances or to holders subject to special treatment under the Federal income tax laws (for example, life insurance companies, regulated investment companies and foreign taxpayers). The summary does not discuss any consequence of the Reverse Stock Split under any state, local or foreign tax laws.

        No ruling from the Internal Revenue Service or opinion of counsel will be obtained regarding the Federal income tax consequences to the shareholders of the Company as a result of the Reverse Stock Split. ACCORDINGLY, EACH SHAREHOLDER IS ENCOURAGED TO CONSULT HIS OR HER TAX ADVISER REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE PROPOSED REVERSE STOCK SPLIT TO SUCH SHAREHOLDER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

        The Company believes that the Reverse Stock Split would be a tax-free recapitalization to the Company and its shareholders. If the Reverse Stock Split qualifies as a recapitalization described in Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended (the "Code"), then: (i) no gain or loss will be recognized by holders of the Company's Common Stock who exchange their shares of Common Stock for new, post-Reverse Split share, except that holders of pre-Reverse Split Common stock who receive cash proceeds from the sale of fractional shares of Common Stock will recognize gain or loss equal to the difference, if any, between such proceeds and the basis of their Common Stock allocated to their fractional share interests, and such gain or loss, if any, will constitute capital gain or loss if their fractional share interests are held as capital assets at the time of their sale, (ii) the tax basis of the new, post-Reverse Split Common Stock received by holders of old, pre-Reverse Split, Common Stock will be the same as the tax basis of the old, pre-Reverse Split Common Stock exchanged therefor, and (iii) the holding period of the new post-Reverse Split Common Stock in the hands of the holders of such shares will include the holding period of their old, pre-Reverse Split Common Stock exchanged therefor, provided that such shares were held as a capital asset immediately prior to the exchange.

ACTION NO. 2:         AMENDMENT OF THE ARTICLES OF
                      INCORPORATION TO INCREASE THE NUMBER OF
                      AUTHORIZED COMMON SHARES FROM 2,500,000
                      TO 25,000,000 SHARES

        Article Six of the Company's Articles of Incorporation currently authorizes the Company to issue up to 25,000,000 shares of Common Stock. Such number will automatically be reduced as a result of the Reverse Stock Split to 2,500,000 shares. The Board of Directors has adopted, subject to shareholder approval, a resolution to amend Article to increase the number of authorized shares of Common Stock to 25,000,000 shares.

        The additional Common Stock to be authorized by adoption of the proposed amendment would have rights identical to those associated with the Company's currently authorized and outstanding Common Stock.

PURPOSE OF THE PROPOSED AMENDMENT

        As of July 10, 1998, the Company had a total of 12,834,394 issued and outstanding shares of Common Stock, out of the 25,000,000 shares currently authorized for issuance. In addition to the shares of Common Stock then actually outstanding, the Board has reserved 200,000 shares of Common Stock which may be issued upon exercise of options currently held by employees. As a result, the Company has at the present time 11,965,606 authorized but unissued and uncommitted shares of Common Stock available for issuance. (Under the Company's 1995 Stock Option Plan, up to 200,000 shares could potentially be issued upon the grant and exercise of options.) Such shares will be reduced to 1,196,560 shares after giving effect to the reverse stock split.

        Although at present the Board of Directors has no plans to approve future issuances of additional shares of Common Stock, it desires to have such shares available to provide additional flexibility to use its capital stock for business and financial purposes in the future. The additional shares may be used, without further shareholder approval, for various purposes including, without limitation, issuing additional dividends in the form of stock splits, raising capital, providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies, and expanding the Company's business or product lines through the acquisition of other businesses.

        The additional shares of Common Stock that would become available for issuance could also be used by the Company to oppose a hostile takeover attempt or delay or prevent changes in control or management of the Company. For example, without further shareholder approval, the Board could strategically sell shares of Common Stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this proposal to increase the authorized Common Stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), shareholders should be aware that approval of this proposal could facilitate future efforts by the Company to deter or prevent changes in control of the Company, including transactions in which the shareholders might otherwise receive a premium for their shares over then current market prices.

EFFECTS OF THE PROPOSED AMENDMENT

        Adoption of the proposed amendment and issuance of the Common Stock would not affect the rights of the holders of currently outstanding Common Stock of the Company, except for the dilutive effects resulting from increasing the number of shares of the Company's Common Stock outstanding (when and if such additional shares are actually issued), including the shares which may be issued upon exercise of the warrants which will be issued pursuant to the Company's recent private offering, as described above (see "Recent and Proposed Equity Offerings"). If the amendment is adopted, it will become effective upon the filing of a Certificate of Amendment of the Company's Articles of Incorporation with the Secretary of State of the State of California.


ACTION NO. 3:  AMENDMENT OF THE ARTICLES OF INCORPORATION TO
               AUTHORIZE THE ISSUANCE 2,000,000 SHARES OF UNDESIGNED PREFERRED STOCK

        Article 6 of the Company's Articles of Incorporation currently authorizes the Company to issue up to 25,000,000 shares of Common Stock and no shares of Preferred Stock.

        The Board of Directors unanimously adopted a resolution to amend Article 6 of the Company's Articles of Incorporation to authorize the Company to issue up to 2,000,000 shares of Preferred Stock in addition to the 25,000,000 shares of Common Stock. As so amended, Article 6 would authorize the Board to cause shares of Preferred Stock to be issued in one or more series and with such preferences, limitations, and relative rights, at such times and for such consideration, as the Board may determine, without shareholder approval.

PURPOSES OF THE PROPOSED AMENDMENT

        Many corporations, including many publicly traded corporation, have provisions in their Articles of Incorporation which are similar to those which have been proposed by the Board as described herein. The Company believes that the Company may in the future need to raise capital through the issuance of Preferred Stock. If that need should arise, potential investors may desire to purchase stock on terms and conditions different than the Company's common stock. Accordingly, the Company believes that the proposed amendment, which would authorize the Company to create and issue on or more series of Preferred Stock on terms and containing conditions to be set by the Board at its discretion will provide the Company with the greatest flexibility in negotiating, structuring and securing additional investment.

        In addition to allowing the Company to pursue financing alternatives that might exist if the Company did not have such restricted authority to issue Preferred Stock, the Board could use the Preferred Stock for other purposes, including public and private offerings of preferred shares for cash, payment of stock dividends to the Company's shareholders, and the acquisition of the stock or assets of another company. The Board has no present intention of taking any of these actions, but the ability to do so could be of significant value to the Company in the future.

        Although it has no present intention of doing so, the Board of Directors could issue a series of shares of Preferred Stock that could, depending on the terms of such series, discourage an acquisition or make it more difficult for an acquirer to obtain control of the Company by means of merger, tender offer, proxy contest or other means. For example, Preferred Stock could be used to create voting or other rights which would be impediments to those persons seeking to gain control of the Company. Such shares could be privately placed with purchasers favorable to the Board of Directors opposing such action. In addition, the Board of Directors could authorize holders of a series of Preferred Stock to vote either separately as a class or with holders of the Common Stock on any merger, sale, or exchange of assets by the Company or any other extraordinary corporate transaction. Finally, the existence of the additional authorized shares of Preferred Stock could have the effect of discouraging unsolicited takeover attempts.

TERMS OF THE PREFERRED STOCK

        In designating the preferences, limitations, and relative rights of any series of Preferred Stock, the Board of Directors will, if this Proposal is approved by the shareholders, have the authority to provide that the shares of any such series may:

               (1) have special, confidential, or limited voting rights or no voting rights;

               (2) be redeemable or convertible: (a) at the option of the Company, by the shareholder or another person on the occurrence of a designated event; (b) for cash, indebtedness, securities, or other property; or (c) in a designated amount or in an amount determined in accordance with a designated formula or by reference to extrinsic data events;

               (3) entitle the holders to distributions calculated in any manner, including dividends that may be cumulative, noncumulative, or partially cumulative; and

               (4) have a preference over any other classes or series of shares with respect to distributions, including dividends and distribution upon the dissolution of the Company, all as the Board of Directors may deem advisable and as are not inconsistent with the California General Corporation Law or the Company's Articles of Incorporation.

        For example, in the event that Company secures an institutional investment, an institutional investor could require (a) a liquidation preference ensuring the return of the preferred investment ahead of any payments to the holders of the Common Stock in the event of the liquidation, merger or sale of substantially all of the assets of the Company and (b) the right to convert each share of Preferred Stock into on or more shares of Common Stock based upon an agreed conversion ratio. The exact terms of the Preferred Stock into one or more shares of Common Stock based upon an agreed conversion ratio. The exact terms of the Preferred Stock will be negotiated with the investor and will vary depending on the particular needs and concerns for that investor.

ACTION NO. 4   APPROVAL OF A CHANGE IN THE COMPANY'S STATE OF
               INCORPORATION FROM CALIFORNIA TO DELAWARE

        The Company was originally incorporated in the State of California, and it is still a California corporation. In July, 1998, however, the Board of Directors unanimously adopted a resolution to change the Company's state of incorporation from California to Delaware. Such a change would involve the merger of the Company into a wholly-owned Delaware subsidiary corporation, to be created for that purpose, and it commonly known as "Reincorporation." If the proposed Reincorporation takes place as planned, the Delaware Company will have the name Spectrum Laboratories, Inc.

REASONS FOR THE PROPOSED REINCORPORATION

        The Company believes that a change in the Company's state of incorporation would be in the best interests of the Company and its shareholders for several reasons. In recent years, a number of major public companies have obtained the approval of their shareholders to reincorporate in Delaware. For the reasons explained below, the Company believes it is beneficial and important that the Company likewise avail itself of Delaware law.

        ATTRACTING AND RETAINING QUALIFIED DIRECTORS

        The Company believes that Reincorporation will enhance the Company's ability to attract and retain qualified members of the Company's Board of Directors as well as encourage directors to continue to make independent decisions in good faith on behalf of the Company. To date, the Company has not experienced difficulty in retaining directors. The Company believes that the more favorable corporate environment afforded by Delaware will enable it to compete more effectively with other public companies, many of which are incorporated in Delaware, to attract new directors and to retain its current directors. Reincorporation in Delaware will allow the Company the increased flexibility and predictability afforded by Delaware law. Concurrent with the Reincorporation, the Company proposes to adopt or maintain certain measures designed to make hostile takeovers of the Company more difficult. The Company believes that adoption of these measures will enable the Company to consider fully any proposed takeover attempt and to negotiate terms that maximize the benefit to the Company and its shareholders.

        SUPERIOR RULES OF CORPORATE GOVERNANCE

        For many years, Delaware has followed a policy of encouraging incorporation in that state. In furtherance of that policy, Delaware has adopted comprehensive corporate laws which are revised regularly to meet changing business circumstances. The Delaware legislature is particularly sensitive to issues regarding corporate law and is especially responsive to developments in modern corporate law. The Delaware courts have developed considerable expertise in dealing with corporate issues as well as a substantial body of case law construing Delaware's corporate law. As a result of these factors, it is anticipated that Delaware law will provide greater predictability in the Company's legal affairs than is presently available under California law.

        In 1996, Delaware amended its corporate law to allow corporations to limit the personal monetary liability of directors for their conduct as directors under certain circumstances. The directors have elected to adopt such a provision in the Delaware certificate and bylaws. It should be noted that Delaware law does not permit a Delaware corporation to limit or eliminate the liability of its directors for intentional misconduct, bad faith conduct or any transaction from which the director derives an improper personal benefit or for violations of federal laws such as the federal securities laws. The Board believes that Delaware incorporation will enhance the Company's ability to recruit and retain directors in the future; however the shareholders should be aware that such a provision inures to the benefit of the directors, and the interest of the Board in recommending the Reincorporation may therefore be in conflict with the interests of the shareholders. See "Indemnification and Limitation of Liability" for a more complete discussion of these issues.

        In 1987, California amended its corporate law in a manner similar to Delaware to permit a California corporation to limit the personal monetary liability of its directors for their conduct as directors under certain circumstances. The Company has in the past adopted articles and bylaws, and entered into indemnification agreements with its officers and directors, to take advantage of these changes in California law. Nonetheless, the Board of Directors believes that the protection from liability for directors is somewhat greater under the Delaware law than under the California law and therefore that the Company's objective in adopting this type of provision can be better achieved by Reincorporation in Delaware. The Board of Directors has included such a provision in the proposed Delaware articles and bylaws. Shareholders should be aware that, because such provision inures to the benefit of the directors, there is a potential conflict in the Board's support of such a provision. See "Indemnification and Limitation of Liability" for a more complete discussion of these issues.

        The interest of the Board of Directors of the Company, management, and affiliated shareholders in voting on the Reincorporation proposal may not be the same as those of unaffiliated shareholders. Delaware law does not afford minority shareholders some of the rights and protections available under California law. Reincorporation of the Company and Delaware may make it more difficult for minority shareholders to elect directors and influence Company policies. A discussion of the principal differences between California and Delaware law as they affect shareholders is set forth below, under the heading "Significant Changes Caused by Reincorporation."

        SIGNIFICANT CHANGES CAUSED BY THE REINCORPORATION

        In general, the Company's corporate affairs are governed at present by the corporate law of California, the Company's state of incorporation, and by the Company's Articles of Incorporation (the "California Articles"), and Bylaws (the "California Bylaws"), which have been adopted pursuant to California law. The California Articles and the California Bylaws are available for inspection during business hours at the principal executive offices of the Company.

        The Company will merge into, and its business will be continued by, the Delaware Company. Following the merger, issues of corporate governance and control would be controlled by Delaware, rather than California law (however, see "Application of California Law After Reincorporation", below). The California Articles and California Bylaws, will, in effect, be replaced by the Certificate of Incorporation of the Delaware Company (the "Delaware Certificate") and the bylaws of the Delaware Company (the "Delaware Bylaws"), copies of which are attached as Exhibits C and D to this Proxy Statement. Accordingly, the differences among these documents and between Delaware and California law are relevant to each shareholder's decision whether to approve the Reincorporation proposal.

INDEMNIFICATION AND LIMITATION OF LIABILITY

        LIMITATIONS ON DIRECTOR LIABILITY. Both California and Delaware permit a corporation to limit the personal liability of a director to the corporation or its shareholders for monetary damages for breach of certain duties as of director. The California and Delaware laws adopt a self-governance approach by enabling a corporation to take advantage of these provisions only if an amendment to the charter limiting such liability is approved by a majority of the outstanding shares or such language is included in the original charter.

        The California Articles eliminate the liability of directors to the corporation to the fullest extent permissible under California law. California law does not permit the elimination of monetary liability where such liability is based on: (a) intentional misconduct or knowing and culpable violation of law; (b) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders, or that involve the absence of good faith on the part of the director; (c) receipt of an improper personal benefit; (d) acts or omissions that show reckless disregard for the director's duty to the corporation or its shareholders, where the director in the ordinary course of performing a director's duties should be aware of a risk of serious injury to the corporation or its shareholders; (e) act or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation and its shareholders; (f) interested transactions between the corporation and a director in which a director has a material financial interest; and (g) liability for improper distributions, loans or guarantees.

        The Delaware Certificate also eliminates the liability of directors to the fullest extent permissible under Delaware law, as such law exists currently or as it may be amended in the future. Under Delaware law, such provision may not eliminate or limit director monetary liability for (a) breaches of director's duty of loyalty to the corporation or its shareholders; (b) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (c) the payment of unlawful dividends or unlawful stock repurchases or redemptions; or (d) transactions in which the director received an improper personal benefit. Such limitation of liability provision also may not limit director's liability for violation of, or otherwise relieve the Delaware Company or its directors from the necessity of complying with, federal or state securities laws or affect the availability of non-monetary remedies such as injunctive relief or rescission.

        Shareholders should recognize that the proposed Reincorporation and associated measures are designed to shield a director from suits by the Delaware Company or its stockholders for monetary damages for negligence or gross negligence by the director in failing to satisfy the director's duty of care. As a result, an action for monetary damages against a director predicated on a breach of the duty of care would be available only if the Delaware Company or its shareholders were able to establish that the director knowingly violated the law, derived an improper personal benefit, or approved an illegal dividend or stock repurchase. Consequently, the effect of such measures may be to limit or eliminate an effective remedy which might otherwise be available to a shareholder who is dissatisfied with the Board's decisions. Although an aggrieved shareholder could sue to enjoin or rescinded an action taken or proposed by the Board of Directors, such remedies may not be timely or adequate to prevent or redress injury in all cases.

        The Company believes that directors are motivated to exercise due care in managing the Company's affairs primarily by concern for the best interests of the Company and its shareholders, rather than by the fear of potential monetary damage awards. As a result, the Company believes that the Reincorporation proposal should sustain the Board's continued high standard of corporate governance without any decrease in accountability by directors to the Company and its shareholders.

        INDEMNIFICATION OF OFFICERS AND DIRECTOR. The California and Delaware Bylaws relating to indemnification similarly require that the California Company and the Delaware Company, respectively, each indemnify its directors and its executive officers and officers to the fullest extent permitted by the respective state laws, provided that the Company may modify the extent of such indemnification by individual contracts with its directors and executive officers, and, provided, further, that the Company will not be required to indemnify any director or executive officer in connection with a proceeding initiated by such person, with certain exceptions. Such Bylaws permit the California Company and the Delaware Company, respectively, to provide indemnification to its other officers, employees and agents as set forth in the respective state laws. Such indemnification is intended to provide the full flexibility available under such laws. The Delaware Bylaws contain provisions similar to the California Bylaws with respect to advances in that the Company is required to advance expenses related to any proceeding contingent on such persons' commitment to repay any advances unless it is ultimately determined that such persons are entitles to be indemnified.

        California and Delaware have similar laws respecting indemnification by a corporation of its officers, directors, employees and other agents. There are nonetheless certain differences between the laws of the two states.

        California law permits indemnification of expenses incurred in derivative or third-party actions, except that with respect to derivative actions (a) no indemnification may be made without court approval when a person is adjudged liable to the corporation in the performance of that person's duty to the corporation and its shareholders, unless a court determines such person is entitled to indemnity for expenses, and then such indemnification may be made only to the extent that such court shall determine and (b) no indemnification may be made under California law, without court approval in respect of amounts paid or expenses incurred in settling or otherwise disposing of a threatened or pending action or amount incurred in defending a pending action which is settled or otherwise disposed of without court approval. Delaware allows indemnification of such expenses without court approval.

        Indemnification is permitted by both California and Delaware law providing the requisite standard of conduct is met, as determined by a majority vote of a disinterested quorum of the directors, independent legal counsel (if a quorum of independent directors is not obtainable), a majority vote of a quorum of the shareholders (excluding shares owned by the indemnified party) or the court handling the action.

        California law requires indemnification when the individual has successfully defended the action on the merits (as opposed to Delaware law, which requires indemnification relating to a successful defense on the merits or otherwise).

        Delaware law generally permits indemnification of expenses incurred in the defense or settlement of a derivative or third-party action, provided there is a determination by a disinterested quorum of the directors, by independent legal counsel or by a majority vote of a quorum of the shareholders, that the person seeking indemnification acted in good faith and in a manner reasonably believed to be in or (in contrast to California law) not opposed to the best interests of the corporation. Without court approval, however, no indemnification may be made in respect of any derivative action in which such person is adjudged liable for negligence or misconduct in the performance of his or her duty to the corporation. Delaware law requires indemnification of expenses when the individual being indemnified has successfully defended the action on the merits or otherwise.

        California corporations may include in their articles of incorporation a provision which extends the scope of indemnification through agreements, bylaws or other corporate action beyond that specifically authorized by statute. The California Articles include such a provision.

        A provision of Delaware law states that the indemnification provided by statute shall not be deemed exclusive of any other rights under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise. Under Delaware law, rights to indemnification and expenses are non-exclusive, in that they need not be limited to those expressly provided by statute. California law is similar in that it permits non-exclusive indemnification if authorized in the Company's charter. The California Articles contain such an enabling provision. Under Delaware law and the Delaware Bylaws, the Delaware Company is permitted to indemnify its directors, officers, employees and other agents, within the limits established by law and public policy, pursuant to an express contract, bylaw provision, shareholder vote or otherwise, any or all of which could provide indemnification rights broader than those currently available under the California Bylaws or the California indemnification statutes. If the Reincorporation is approved, the Company intends to enter into indemnification agreements with its officers and directors.

        The indemnification and limitation of liability provisions of California law, and not Delaware law, will apply to actions of the directors and officers of the California Company made prior to the proposed Reincorporation. Nevertheless, in considering this Reincorporation proposal the Board has recognized that the individual directors have a personal interest in obtaining the application of Delaware law to such indemnity and limitation of liability issues affecting them and the Company in the event they arise from a potential future case, and that the application of Delaware law, to the extent that any director or officer is actually indemnified in circumstances where indemnification would not be available under California law, would result in expense to the Company which the Company would not incur if it were not reincorporated. The Board believes, however, that the overall effect of Reincorporation will be to provide a corporate legal environment that enhances the Company's ability to attract and retain high quality outside directors and thus benefits the interests of the Company and its shareholders.

        There is no pending or, to the Company's knowledge, threatened litigation to which any of its directors is a party in which the rights of the Company or its shareholders would be affected if the Company currently were subject to the provisions of Delaware law rather than California law.

        California and Delaware corporate law, the bylaws of both the Company and of the Delaware Company, as well as any indemnity agreements, may permit indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act. The Board of Directors has been advised that, in the opinion of the Securities and Exchange Commission (the "Commission"), indemnification for liabilities arising under the Securities Act is contrary to public policy and is therefore unenforceable, absent a decision to the contrary by a court of appropriate jurisdiction.

CUMULATIVE VOTING FOR DIRECTORS

        Cumulative voting permits the holder of each share of stock entitled to vote in the election of directors to cast that number of votes which equal the number of directors to be elected. The holder may allocate all votes represented by a share to a single candidate or may allocate those votes among as many candidates as he chooses. Thus, a shareholder with a significant minority percentage of the outstanding shares may be able to elect one or more directors if voting is cumulative. Under California law, cumulative voting in the election of directors is mandatory upon notice given by a shareholder at a shareholders' meeting at which directors are to be elected. In order to cumulate votes a shareholder must give notice cumulatively. If any one shareholder gives such notice, all shareholders may cumulate their votes.

        Cumulative voting is not available under Delaware law unless so provided in the corporation's Certificate of Incorporation. Since the Delaware Certificate does not provide for cumulative voting, the holder or holders of a majority of the shares entitled to vote in an election of directors will be able to elect all the directors of the Delaware Company.

        The elimination of cumulative voting could deter investors from acquiring a minority block in the Company with a view toward obtaining a board seat and influencing Company policy. It is also conceivable that the absence of cumulative voting might deter efforts to seek control of the Company on a basis which some shareholders might deem favorable.

OTHER MATTERS RELATING TO DIRECTORS

        NUMBER OF DIRECTORS. California law allows the number of persons constituting the board of directors of a corporation to be fixed by the bylaws or the articles of incorporation, or permits the bylaws to provide that the number of directors may vary within a specified range, the exact number to be determined by the Board of Directors. California law further provides that, in the case of a variable board, the maximum number of directors may not exceed two times the minimum number minus one. The California Articles and Bylaws provide for a board of directors that may vary between four and seven members, inclusive, and the Board of Directors has fixed the exact number of directors at four.

        California law also requires that any change in a fixed number of directors and any change in the range of a variable Board of Directors specified in the articles and bylaws must be approved by a majority in interest of the outstanding shares entitled to vote (or such greater proportion of the outstanding shares as may be required by the articles of incorporation), provided that a change reducing the minimum number of directors to less than three cannot be adopted if votes cast against its adoption are equal to more than 16 1/3% of the outstanding shares entitled to vote.

        Delaware law permits a board of directors to change the authorized number of directors by amendment to the bylaws unless the number of directors is fixed in the certificate of incorporation or the manner of fixing the number of directors is set forth in the certificate of incorporation, in which case the number of directors may be changed only by amendment of the certificate of incorporation or consistent with the manner specified in the certificate of incorporation, as the case may be.

        The Board has no current plans to change the number of directors the Company will have from the current number, which is two, so if the Reincorporation is approved the Delaware Company will, at least initially, have two directors just as the California Company does now.

        REMOVAL OF DIRECTORS. Under California law, a director may be removed with or without cause by the affirmative vote of a majority of the outstanding shares, provided that the shares voted against removal would not be sufficient to elect the director by cumulative voting. Under Delaware law, unless the board is classified or cumulative voting is permitted, a director can be removed from office during his term by shareholders with or without cause by the holders of a majority of the shares then entitled to vote at an election of directors. The Delaware Certificate provides that the Company's directors may be removed from office at any time with or without cause by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of voting stock of the Company entitled to vote in the election of directors (the "Voting Stock"). The term "cause" with respect to the removal of directors is not defined in the Delaware General Corporation Law and its meaning has not been precisely delineated by the Delaware courts.

        FILLING BOARD VACANCIES. Under California law, if, after the filling of any vacancy by the directors of a corporation, the directors then in office who have been elected by the corporation's shareholders constitute less than a majority of the directors then in office then: (i) any holder of more than 5% of the corporation's Voting Stock may call a special meeting of shareholders, or
(ii) the superior court of the appropriate county may order a special meeting of the shareholders to elect the entire board of directors of the corporation. Delaware law provides that if, at the time of filling any vacancy or newly created directorship, the directors then in office constitute less than a majority of the entire board of directors as constituted immediately prior to any increase, the Delaware Court of Chancery may, upon application of any shareholder or shareholders holding at least 10% of the total number of shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships or to replace the directors chosen by the directors then in office.

        The proposed Delaware Certificate and Bylaws provide that vacancies shall, unless the Board of Directors determines by resolution that any such vacancies be filled by the shareholders or as otherwise provided by law, be filled only by the affirmative vote of a majority of directors then in office, even if such directors comprise less than a quorum of the Board of Directors.

SHAREHOLDER POWER TO CALL SPECIAL SHAREHOLDERS' MEETING

        Under California law, a special meeting of shareholders may be called by the Board of Directors, the Chairman of the Board of Directors, the President or the holders of shares entitled to cast not less than 10% of the votes at such meeting and such persons as are authorized by the articles of incorporation or bylaws. Under Delaware law, a special meeting of shareholders may be called by the Board of Directors or by any other person authorized to do so in the certificate of incorporation or the bylaws. The Delaware Certificate and Delaware Bylaws provide that such a meeting may be called by the Board of Directors, the Chairman of the Board of Directors or the Chief Executive Officer. Pursuant to the Delaware Certificate and Delaware Bylaws, if the meeting is called by a person or persons other than the Board of Directors (i.e., by the Chairman or the Board of the Chief Executive Officer) the Board of Directors shall determine the time and the place of such meeting which shall be from 35 to 120 days after the receipt of the request of the meeting.

ADVANCE NOTICE REQUIREMENT FOR SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

        There is no specific statutory requirement under either California or Delaware law with regard to advance notice of director nominations and shareholder proposals. Absent a bylaw restriction, director nominations and shareholder proposals may be made without advance notice at the annual meeting. However, federal securities laws generally provide that shareholder proposals that the proponent wishes to include in the Company's proxy materials must be received not less than 120 days in advance of the date of the proxy statement released in connection with the previous year's annual meeting.

        Both the current California Bylaws and the Delaware Bylaws provide that in order for director nominations to be property brought before the meeting, the shareholder must have delivered timely notice to the Secretary of the Company.

        ANTI-TAKEOVER MATTERS

        Delaware law has been widely viewed to permit a corporation greater flexibility in governing its internal affairs and its relationships with shareholders and other parties than do the laws of many other states, including California. In particular, Delaware law permits a corporation to adopt a number of measures designed to reduce a corporation's vulnerability to hostile takeover attempts. Such measures are either not currently permitted or are more narrowly drawn under California law. Among these measures are the establishment of a classified board of directors and the elimination of the right of shareholders to call special shareholders' meetings, each of which is described above. In addition, certain types of meetings, each of which is described above. In addition, certain types of "poison pill" defenses (such as shareholder rights plans) have been upheld by Delaware courts, while California courts have yet to decide ton the validity of such defenses, thus rendering their effectiveness in California less certain.

        One such difference is the existence of a Delaware statute regulating tender offers, which statute is intended to limit coercive takeovers of companies incorporated in that state. California has no comparable statute. The Delaware law provides that a corporation may not engage in any business combination with any interested shareholder for a period of three years following the date that such shareholder became an interested shareholder, unless (i) prior to the date the shareholder became an interested shareholder the Board of Directors approved the business combination or the transaction which resulted in the shareholder becoming an interested shareholder, or (ii) which resulted in the shareholder becoming an interested shareholder, or (ii) upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the Voting Stock, or (iii) the business combination is approved by the Board of Directors and authorized by 66 2/3% of the outstanding Voting Stock which is not owned by the interested shareholder.

        There can be no assurance that the Board of Directors would not adopt any anti-takeover measures available under Delaware law (some of which may not require shareholder approval). Moreover, the availability of such measures under Delaware law, whether or not implemented, may have the effect of discouraging a future takeover attempt which a majority of the Delaware Company's shareholders may deem to be in their best interests or in which shareholders may receive a premium for their shares over then current market prices. As a result, shareholders who might desire to participate in such transactions may not have the opportunity to do so.

        Shareholders should recognize that, if adopted, the effect of such measures, along with the possibility of discouraging takeover attempts, may be to limit in certain respects the rights of shareholders of the Company. The Board of Directors recognizes that hostile takeover attempts do not always have the unfavorable consequences or effects described above and may frequently be beneficial to the shareholders, providing all of the shareholders with considerable value for their shares. However, the Board of Directors believes that the potential disadvantages of unapproved takeover attempts (such as disruption of the Company's business and the possibility of terms which may be less than favorable to all of the shareholders than would be available in a board-approved transaction) are sufficiently great such that prudent steps to reduce the likelihood of such takeover attempts and to enable the Board to fully consider the proposed takeover attempt and actively negotiate its terms are in the best interests of the Company and its shareholders.

        In addition to the various anti-takeover measures that would be available to the Delaware Company after the Reincorporation due to the application of Delaware law, the Delaware Company would retain the rights currently available to the Company under California law to issue shares of its authorized but unissued capital stock. Following the effectiveness of the proposed Reincorporation, shares of authorized and unissued Common Stock and Preferred Stock of the Delaware Company could (within the limits imposed by applicable law) be issued in one or more transactions, or Preferred Stock could be issued with terms, provisions and rights with would make more difficult and, therefore, less likely, a takeover of the Delaware Company. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of existing shares of Common Stock and Preferred Stock, and such additional shares could be used to dilute the stock ownership of persons seeking to obtain control of the Delaware Company.

        AMENDMENT OF CERTIFICATE OR ARTICLES OF INCORPORATION

        The California Articles may be amended by the approval of a majority of the members of the Board of Directors and by a majority of the outstanding shares. The Delaware Certificate provides that the provisions relating to (i) indemnification of directors, (ii) management of the Delaware Company, and (iii) the number, term, election and removal of directors can only be amended by the affirmative vote of the holders of at least 66 2/3% of the voting power of the outstanding voting stock of the Delaware Company.

        AMENDMENT OF BYLAWS

        The California Bylaws may be amended or repealed either by the Board of Directors or by the holders of a majority in interest of the outstanding stock of the Company. Upon the effectiveness of the proposed Reincorporation, the Delaware Bylaws may be adopted, amended or repealed by the Delaware Board or by the holders of at least 66 2/3% of the voting power of the outstanding capital stock of the Delaware Company.

        LOANS TO OFFICERS, DIRECTORS AND EMPLOYEES

        Under California law, any loan or guaranty (other than loans to permit the purchase of shares under certain stock purchase plans) for the benefit of any officer or director, or any employee benefit plan authorizing such loan or guaranty (except certain employee stock purchase plans), must be approved by the shareholders of the corporation unless the corporation has (a) more than 100 shareholders of record and (b) a bylaw provision in effect which authorizes the Board alone to approve such a loan or guaranty.

        Under Delaware law, a corporation may make loans to, or guarantee the obligations of, officers or other employees when, in the judgment of the board of directors, the loan or guaranty may reasonably be expected to benefit the corporation. Both California law and Delaware law permit such loans or guaranties to be unsecured and without interest.

        CLASS VOTE FOR CERTAIN REORGANIZATIONS

        With certain exceptions, California law requires that mergers, reorganizations, certain sales of assets, and similar transactions be approved by a majority vote of each class of shares outstanding. Delaware law generally does not require class voting for such transactions, except in certain situations involving an amendment to the certificate of incorporation which adversely affects a specific class of shares.

        California law also requires that holders of a California corporation's Common Stock receive nonredeemable Common Stock in a merger of the corporation with the holder (or an affiliate of the holder) of more than 50% but less than 90% of its Common Stock, unless all of the holders of its Common Stock consent to the merger or the merger has been approved by the California Commissioner of Corporations at a "fairness" hearing. This provision of California law may have the effect of making a cash "freeze out" merger by a majority shareholder more difficult to accomplish. A cash freeze out merger is a transaction whereby a minority shareholder is forced to relinquish his share ownership in a corporation in exchange for cash, subject in certain instances to dissenters rights. Delaware law has no comparable provision.

        INSPECTION OF SHAREHOLDER LISTS

        California law provides for an absolute right of inspection of the shareholder list for shareholders holding 5% or more of a corporation's outstanding voting shares or shareholders holding 1% or more or such shares who filed a Schedule 14A with the SEC. Delaware law provides no such absolute right of shareholder inspection. However, both California and Delaware law permit any shareholder of record to inspect the shareholder list for any purpose reasonably related to that person's interest as a shareholder.

        APPRAISAL RIGHTS

        Under both California law and Delaware law, a shareholder of a corporation participating in certain mergers and reorganizations may be entitled to receive cash in the amount of the "fair value" (Delaware) or "fair market value" (California) of its shares, as determined by a court, in lieu of the consideration it would otherwise receive in the transaction. The limitations on such dissenters' appraisal rights under California law. For this reason, appraisal rights will not be available to shareholders in connection with the Reincorporation proposal.

        Under Delaware law appraisal rights are not available to shareholders with respect to a merger or consolidation by a corporation, the shares of which are either listed on a national securities exchange or designated as a national market system security or an interdealer quotation system security by the NASD, or are held of record by more than 2,000 holders, if the shareholders receive shares of the surviving corporation of shares of any other corporation which are similarly listed or dispersed, and the shareholders do not receive any other property in exchange for their shares except cash for fractional shares. Appraisal rights are also unavailable under Delaware law to shareholders of a corporation surviving a merger if no vote of those shareholders is required to approve the merger because, among other things, the number of shares to be issued in the merger does not exceed 20% of the shares of the surviving corporation outstanding immediately before the merger and certain other conditions are met.

        VOTING AND APPRAISAL RIGHTS IN CERTAIN TRANSACTIONS

        Delaware law does not provide shareholders with voting or appraisal rights when a corporation acquires another business through the issuance of its stock, whether in exchange for assets or stock or in a merger with a subsidiary. California law treats these kinds of acquisitions in the same manner as a merger of the corporation directly with the business to be acquired and provides appraisal rights in the circumstances described in the preceding section.

        DIVIDENDS

        Under California law, any dividends or other distributions to shareholders, such as redemptions, are limited to the greater of (i) retained earnings or (ii) an amount which would leave the corporation with assets (excluding certain intangible assets) equal to at least 125% of its liabilities (excluding certain deferred items) and current assets equal to at least 100% (or, in certain circumstances, 125%) of its current liabilities. Delaware law allows the payment of dividends and redemption of stock out of surplus (including paid-in and earned surplus) or out of net profits for the current and immediately preceding fiscal years. The Company has never paid cash dividends and has no present plans to do so.

        APPLICATION OF CALIFORNIA LAW AFTER REINCORPORATION

        California law provides that if (i) the average of certain property, payroll and sales factors results in a finding that more than 50% of the Delaware Company's business is conducted in California in a particular fiscal year and (ii) more than 50% of the Delaware Company's outstanding voting securities are held of record by persons having an addresses in California, then the Delaware Company would become subject to certain provisions of California law regardless of its state of incorporation. As of the Record Date, greater than 50% of the Company's outstanding voting securities were held of record by persons having addresses in California, and consequently California law will initially apply to the Delaware Company if the Reincorporation is approved. the Delaware Company will still be subject to California law with respect to corporate governance matters as long as it continues to meet both of these tests. If the Delaware Company were to become subject to the provisions of California law referred to above, and such provisions were enforced by California courts in a particular case, many of the Delaware laws described in this Proxy Statement would not apply to the Delaware Company. Instead, the Delaware Company could be governed by certain California laws, including those regarding liability of directors for breaches of the duty of care, indemnification of directors, dissenters' rights of appraisal, and removal of directors, as well as certain other provisions discussed above, to the exclusion of Delaware law. The effects of applying both Delaware and California laws to a Delaware corporation whose principal operations are based in California have not yet been determined.

        The foregoing discussion has been an attempt to summarize the more important differences in the corporation laws of Delaware and California and does not purport to be an exhaustive discussion of all of the differences. Such differences can be determined in fully be reference to the California Corporations Code and to the Delaware General Corporation Law. In addition, both California and Delaware law provide that some of the statutory provisions as they affect various rights of holders of shares may be modified by provisions in the charter or bylaws of the corporation.

HOW THE REINCORPORATION WOULD BE CARRIED OUT

        The proposed Reincorporation shall be accomplished by merging the Company into a to-be-formed Delaware corporation which will be a wholly-owned subsidiary of the Company (the "Delaware Company"), pursuant to an Agreement and Plan of Merger (the "Merger Agreement") which will be entered into as soon as practicable after the Annual Meeting and the formation of the Delaware Company. A copy of the proposed Merger Agreement is attached as Exhibit A to this Proxy Statement. Upon the effective date of the merger, the Delaware Company's name, will be Spectrum Laboratories, Inc. The Reincorporation will not result in any change in the Company's business, assets or liabilities, will not cause its corporate headquarters to be moved, and will not result in any relocation of management or other employees. The Delaware Corporation will have the same capitalizations as the California Corporation.

        On the effective date of the proposed Reincorporation, each outstanding share of Common Stock of the Company will automatically convert into one share of the Common Stock of the Delaware Company, and shareholders of the company will automatically become shareholders of the Delaware Company. On the effective date of the Reincorporation, the number of outstanding shares of Common Stock of the Delaware Company will be equal to the number of shares of Common Stock of the Company outstanding immediately prior to the effective date of the Reincorporation. In addition, each then-outstanding warrant or other right to acquire shares of stock of the Company will be converted into a warrant or other right to acquire an equal number of shares of the stock of the Delaware Company, under the same terms and conditions as the original warrants or rights. The Company's Stock Option Plan will be adopted and continued by the Delaware Company following the Reincorporation. Shareholders should recognize that approval of the proposed Reincorporation will constitute approval of the adoption and assumption of those plans by the Delaware Company.

        Upon consummation of the reincorporation, or as soon as practicable thereafter, the Company will send a letter of transmittal to each shareholder then of record for use in transmitting certificates representing shares to the California Company's Common Stock ("Old Certificates") to the Exchange Agent. The letter of transmittal will contain instructions for the surrender of Old Certificates to the Exchange Agent in exchange for certificates representing the appropriate number of whole shares of the Delaware Company's Common Stock "New Certificates"). No New Certificates will be issued to a shareholder until such shareholder has surrendered all Old Certificates together with a properly completed and executed letter of transmittal to the Exchange Agent. Upon proper completion and execution of the letter of transmittal and return thereof to the Exchange Agent, together with all Old Certificates, shareholders will receive one or more New Certificates representing the number of whole shares of the Delaware Company's Common Stock into which their shares of the California Company's Common Stock (represented by the Old Certificates) have been converted as a result of the Reincorporation. Until surrendered, outstanding Old Certificates held by shareholders will be deemed for all purposes to represent the number of shares of the Delaware Company's Common Stock to which such shareholders are entitled as a result of the reincorporate. Shareholders should not send their Old Certificates to the Exchange Agent until they have received the letter of transmittal. Shares not presented for surrender as soon as practicable after the letter of transmittal is sent shall be exchanged at the first time they are presented.

        No service charges will be payable by holders of shares of the California Company Common Stock in connection with the exchange of certificates, all expenses of which will be borne by the Company.

FEDERAL INCOME TAX CONSEQUENCES OF THE REINCORPORATION

        The following is a summary of the material anticipated Federal income tax consequences of the Reincorporation to shareholders of the Company. This summary is based on the Federal income tax laws now in effect and as currently interpreted. It doe not take into account possible changes in such laws or interpretations, including amendments to applicable statutes, regulations, and proposed regulations or changes in judicial or administrative rulings, some of which may have retroactive effect. This summary is provided for general information only and does not purport to address all aspects of the possible Federal income tax consequences of the Reincorporation, and it is not intended as tax advice to any person. In particular, and without limiting the foregoing, this summary does not consider the Federal income tax consequences to shareholders of the Company in light of their individual investment circumstances or to holders subject to special treatment under the Federal income tax laws (for example, life insurance companies, regulated investment companies and foreign taxpayers). The summary does not discuss any consequence of the Reincorporation under any state, local or foreign tax laws.

        No ruling from the Internal Revenue Service or opinion of counsel will be obtained regarding the Federal income tax consequences to the shareholders of the Company as a result of the Reincorporation. ACCORDINGLY, EACH SHAREHOLDER IS ENCOURAGED TO CONSULT A TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OR HER OF THE REINCORPORATION, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

        The Reincorporation provided for in the Merger Agreement is intended to be a tax free reorganization under the Code. Assuming the Reincorporation qualifies as a reorganization, no gain or loss will be recognized to the holders of capital stock of the Company as a result of consummation of the Reincorporation, and no gain or loss will be recognized by the Company or the Delaware Company. Each former holder of capital stock of the Company will have the same basis in the capital stock of the Delaware Company received by such holder pursuant to the Reincorporation as such holder has in the capital stock of the Company held by such holder at the time of consummation of the Reincorporation. Each shareholder's holding period with respect to the Delaware Company's capital stock will include the period during which such holder held the corresponding Company capital stock, provided the latter was held by such holder as a capital asset at thee time of consummation of the Reincorporation. The Company has not obtained a ruling from the Internal Revenue Service or an opinion of legal or tax counsel with respect to the consequences of the Reincorporation.

        The foregoing is only a summary of certain federal income tax consequences. SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISERS REGARDING THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY OF THE LAWS OF ANY STATE OR OTHER JURISDICTION.

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